FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2020

Fourth Quarter and Recent Highlights

▪Net sales of $175.9 million; increase of $33.6 million, or 23.6%, compared to prior year comparable period
▪Operating loss of $0.8 million, $32.9 million improvement compared to prior year comparable period
▪Net loss from continuing operations of $5.8 million; $26.2 million improvement compared to prior year comparable period
▪Adjusted EBITDA(1) of $7.3 million; $23.8 million improvement compared to prior year comparable period
▪Entered into $225.0 million term loan, including $125.0 million delayed draw facility; proceeds repaid existing term loan and will repay outstanding convertible notes; reduced interest rate with flexible financial covenants in support of Company's long-term strategic initiatives

Full Year Highlights

▪$39.1 million of cash generated from operating activities; $107.6 million improvement over prior year
▪Cash and availability(2) of $83.4 million; $38.5 million improvement over prior year
▪Net sales of $661.2 million; decrease of $29.2 million, or 4.2%, compared to prior year
▪Operating loss of $6.9 million; $50.3 million improvement compared to prior year
▪Net loss from continuing operations of $37.5 million; $72.5 million improvement compared to prior year
▪Adjusted EBITDA(1) of $26.4 million; $34.7 million improvement compared to prior year

Plymouth, Michigan, March 11, 2021 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported fourth quarter and full year financial results for 2020.

“2020 was a transformational year for Horizon Global as reflected by significant year-over-year improvements in profitability and cash flow generation,” stated Terry Gohl, Horizon Global’s President and Chief Executive Officer. “We entered 2020 with great momentum and high expectations for the turnaround of the Company. While we immediately faced unprecedented macro-economic challenges due to the global pandemic, the team maintained its focus and ultimately delivered significant value to our shareholders as well as all of our key stakeholders. To offset commercial headwinds in early 2020, we accelerated the execution of our operational improvement initiatives, including the operational transformation of Mexico manufacturing and Americas distribution, streamlining our Americas product portfolio and rationalizing our Europe-Africa distribution footprint. This resulted in improved productivity and throughput, which enabled us to deliver on customer commitments and further solidified Horizon Global as the supplier of choice during the second half of the year. Our strong financial performance allowed us to opportunistically address our full capital structure in early 2021, resulting in a new term loan with a lower interest rate, flexible covenants and other favorable terms that enable us to pursue our long-term strategic plan.”
2020 Fourth Quarter Segment Results
Horizon Americas. Net sales increased $24.7 million, or 34.3%, to $96.8 million. The net sales increase was primarily driven by a $13.3 million increase in the aftermarket sales channel, as well as a $7.5 million combined increase in the retail and e-commerce sales channels. Gross profit increased $15.6 million, due to higher net sales and operational improvements and manufacturing efficiencies, including favorable manufacturing costs, as well as lower scrap and inventory reserves. Horizon Americas generated operating profit of $8.6 million, an increase of $24.8 million compared to the prior year comparable period, driven by the segment's favorable gross profit, coupled with $8.6 million lower SG&A. Adjusted EBITDA(1) increased to $10.9 million for the quarter, as compared to $(5.6) million for the prior year comparable period.
Horizon Europe-Africa. Net sales increased $8.9 million, or 12.6%, to $79.1 million. The net sales increase was primarily driven by a $5.9 million combined increase in the automotive OEM and automotive OES sales channels, as well as a $3.1 million increase in the aftermarket sales channels. Gross profit increased $9.2 million, due to higher net sales coupled with favorable material input costs and labor efficiencies. Horizon Europe-Africa generated an operating loss of $(2.4) million, an improvement of $9.9 million compared to the prior year comparable period, driven by the segment's favorable gross profit. Adjusted EBITDA(1) increased to $2.5 million for the quarter, as compared to a loss of $(5.9) million for the prior year comparable period.
Balance Sheet and Liquidity. Cash and Availability(2) was $83.4 million, an increase of $38.5 million compared to the end of the prior year comparable period. Working Capital(3) was $55.6 million, a reduction of $34.0 million compared to the end of the prior year comparable period. Gross debt increased $25.2 million to $266.1 million over the prior year comparable period, primarily reflecting increased borrowings in the first two quarters of 2020 to strengthen liquidity in response to the COVID-19 pandemic.

Summary
Gohl commented, “Horizon Global’s 2020 performance is testament to the hard work and dedication of each and every member of our global team. We established a culture of continuous improvement and we are not taking our foot off the gas in 2021. We will build on our positive momentum and remain laser focused on our strategic plan and operational excellence. With our current open order book, brand recognition and customer confidence, we believe we are well positioned to drive margin expansion, profitability improvement and increased cash flow generation."

Conference
Horizon Global will host a conference call regarding fourth quarter and full year 2020 earnings on Thursday, March 11, 2021 at 8:30 a.m. Eastern Time. The conference call will be hosted by Horizon Global's President and Chief Executive Officer, Terry Gohl, and Dennis Richardville, Chief Financial Officer. Participants on the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 825-9786 and from outside the U.S. at (412) 902-4185. Please use the conference identification number 10152299.
The fourth quarter and full-year 2020 results and supplemental materials, including a presentation in PDF format, will be distributed before the market opens on March 11, 2021, and will be available on the Company’s website at www.horizonglobal.com prior to the start of the call.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10152299. The telephone replay will be available approximately two hours after the end of the call and continue through March 25, 2021.

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best in-class products for our customers, engage with our employees and realize value creation for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 4,000 employees.
For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity; the Company’s ability to maintain compliance with the New York Stock Exchange’s continued listing standards; the Company’s debt, including the Company’s ability to comply with the applicable financial covenants related thereto; liabilities and restrictions imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt; factors affecting the Company’s business that are outside of its control, including natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP.

(2)	"Cash and Availability" refers to cash and cash equivalents and amounts of cash accessible but undrawn from credit facilities.
(3)
Working Capital defined as "total current assets" excluding "cash, cash equivalents and restricted cash", less "total current liabilities" excluding "current maturities, long-term debt" and "short-term operating lease liabilities".

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,970	$11,770
Restricted cash	5,720	—
Receivables, net	87,420	71,680
Inventories	115,320	136,650
Prepaid expenses and other current assets	11,510	8,570
Total current assets	264,940	228,670
Property and equipment, net	74,090	75,830
Operating lease right-of-use assets	47,310	45,770
Goodwill	3,360	4,350
Other intangibles, net	58,230	60,120
Deferred income taxes	1,280	430
Other assets	7,280	5,870
Total assets	$456,490	$421,040
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$14,120	$4,310
Accounts payable	99,520	78,450
Short-term operating lease liabilities	12,180	9,880
Accrued liabilities	59,100	48,850
Total current liabilities	184,920	141,490
Gross long-term debt	251,960	236,550
Unamortized debt issuance costs and discount	(20,570)	(31,500)
Long-term debt	231,390	205,050
Deferred income taxes	3,130	4,040
Long-term operating lease liabilities	46,340	48,070
Other long-term liabilities	14,560	13,790
Total liabilities	480,340	412,440
Total Horizon Global shareholders' (deficit) equity	(18,690)	12,340
Noncontrolling interest	(5,160)	(3,740)
Total shareholders' (deficit) equity	(23,850)	8,600
Total liabilities and shareholders' equity	$456,490	$421,040

Horizon Global Corporation
Consolidated Statements of Operations (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$175,860	$142,280	$661,230	$690,450
Cost of sales	(142,980)	(134,210)	(540,680)	(594,220)
Gross profit	32,880	8,070	120,550	96,230
Selling, general and administrative expenses	(33,690)	(41,040)	(127,370)	(154,180)
Net (loss) gain on dispositions of property and equipment	(10)	(720)	(90)	780
Operating loss	(820)	(33,690)	(6,910)	(57,170)
Other income (expense), net	960	1,220	(470)	(5,390)
Interest expense	(7,710)	(8,000)	(31,680)	(58,270)
Loss from continuing operations before income tax	(7,570)	(40,470)	(39,060)	(120,830)
Income tax benefit	1,750	8,490	1,580	10,820
Net loss from continuing operations	(5,820)	(31,980)	(37,480)	(110,010)
(Loss) income from discontinued operations, net of income taxes	—	—	(500)	189,520
Net (loss) income	(5,820)	(31,980)	(37,980)	79,510
Less: Net loss attributable to noncontrolling interest	(410)	(400)	(1,420)	(1,240)
Net (loss) income attributable to Horizon Global	$(5,410)	$(31,580)	$(36,560)	$80,750

Net (loss) income per share attributable to Horizon Global:
Basic:
Continuing operations	$(0.21)	$(1.24)	$(1.40)	$(4.30)
Discontinued operations	—	—	(0.02)	7.49
Total	$(0.21)	$(1.24)	$(1.42)	$3.19
Diluted:
Continuing operations	$(0.21)	$(1.24)	$(1.40)	$(4.30)
Discontinued operations	—	—	(0.02)	7.49
Total	$(0.21)	$(1.24)	$(1.42)	$3.19
Weighted average common shares outstanding:
Basic	26,157,634	25,387,388	25,797,529	25,297,576
Diluted	26,157,634	25,387,388	25,797,529	25,297,576

Horizon Global Corporation
Consolidated Statements of Cash Flows (unaudited)
(Dollars in thousands)

	Twelve Months Ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(37,980)	$79,510
Less: Net (loss) income from discontinued operations	(500)	189,520
Net loss from continuing operations	(37,480)	(110,010)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used for) operating activities:
Net loss (gain) on dispositions of property and equipment	90	(780)
Depreciation	16,290	15,940
Amortization of intangible assets	6,620	5,750
Write off of operating lease assets	—	10,780
Amortization of original issuance discount and debt issuance costs	14,200	22,060
Deferred income taxes	(2,060)	(7,280)
Non-cash compensation expense	3,000	2,150
Paid-in-kind interest	8,120	9,720
(Increase) decrease in receivables	(12,230)	19,290
Decrease in inventories	24,220	8,380
Increase in prepaid expenses and other assets	(4,900)	(2,990)
Increase (decrease) in accounts payable and accrued liabilities	24,590	(30,140)
Other, net	(1,370)	(11,350)
Net cash provided by (used for) operating activities for continuing operations	39,090	(68,480)
Cash Flows from Investing Activities:
Capital expenditures	(13,310)	(9,720)
Net proceeds from sale of business	—	214,570
Net proceeds from disposition of property and equipment	90	1,620
Net cash (used for) provided by investing activities for continuing operations	(13,220)	206,470
Cash Flows from Financing Activities:
Proceeds from borrowing on credit facilities	7,220	13,450
Repayments of borrowings on credit facilities	(4,800)	(7,490)
Proceeds from Revolving Credit Facility, net of issuance costs	54,680	—
Repayments of borrowings on Revolving Credit Facility	(32,760)	—
Proceeds from ABL revolving debt, net of issuance costs	8,000	79,790
Repayments of borrowings on ABL revolving debt	(27,920)	(123,240)
Repayments of borrowings on First Lien Term Loan, including transaction fees	—	(173,430)
Proceeds from Second Lien Term Loan, net of issuance costs	—	35,500
Proceeds from Paycheck Protection Program Loan	8,670	—
Proceeds from issuance of Series A Preferred Stock	—	5,340
Proceeds from issuance of Warrants	—	5,270
Other, net	(440)	100
Net cash provided by (used for) financing activities for continuing operations	12,650	(164,710)
Discontinued Operations:
Net cash (used for) provided by discontinued operating activities	(500)	11,430
Net cash used for discontinued investing activities	—	(1,120)
Net cash provided by discontinued financing activities	—	—
Net cash (used for) provided by discontinued operations	(500)	10,310
Effect of exchange rate changes on cash and cash equivalents and restricted cash	900	530
Cash and Cash Equivalents and Restricted Cash:
Increase (decrease) for the year	38,920	(15,880)
At beginning of year	11,770	27,650
At end of year	$50,690	$11,770
Supplemental disclosure of cash flow information:
Cash paid for interest	$8,930	$20,060
Cash paid for taxes, net of refunds	$1,560	$80

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA(1) as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA(1) should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA(1) that is prepared in accordance with U.S. GAAP. Adjusted EBITDA(1), as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating income (loss) to measure stand-alone segment performance.

Adjusted EBITDA(1) is defined as net income attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable such as severance, restructuring, relocation and related business disruption costs, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, board transition support and non-cash unrealized foreign currency remeasurement costs.

The following table summarizes Adjusted EBITDA(1) for our operating segments for the three months ended December 31, 2020 and 2019:

	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net loss attributable to Horizon Global				$(5,410)				$(31,580)	$26,170
Net loss attributable to noncontrolling interest				(410)				(400)	(10)
Net loss				$(5,820)				$(31,980)	$26,160
Interest expense				7,710				8,000	(290)
Income tax benefit				(1,750)				(8,490)	6,740
Depreciation and amortization				6,760				4,900	1,860
EBITDA	$9,870	$3,460	$(6,430)	$6,900	$(14,280)	$(7,920)	$(5,370)	$(27,570)	$34,470
Net loss attributable to noncontrolling interest	—	410	—	410	—	400	—	400	10
Severance	—	(210)	30	(180)	—	1,320	430	1,750	(1,930)
Restructuring, relocation and related business disruption costs	150	160	270	580	8,390	220	(260)	8,350	(7,770)
Non-cash stock compensation	—	—	810	810	—	—	330	330	480
Loss on business divestitures and other assets	460	—	—	460	790	—	—	790	(330)
Board transition support	—	—	(170)	(170)	—	—	—	—	(170)
Product liability and litigation claims	—	—	—	—	—	1,710	—	1,710	(1,710)
Debt issuance costs	—	60	30	90	—	—	(280)	(280)	370
Unrealized foreign currency remeasurement costs	410	(1,410)	(580)	(1,580)	(160)	(1,390)	(310)	(1,860)	280
Other	—	—	—	—	(310)	(270)	460	(120)	120
Adjusted EBITDA	$10,890	$2,470	$(6,040)	$7,320	$(5,570)	$(5,930)	$(5,000)	$(16,500)	$23,820

The following table summarizes Adjusted EBITDA(1) for our operating segments for the twelve months ended December 31, 2020 and 2019:

	Twelve Months Ended December 31, 2020				Twelve Months Ended December 31, 2019				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net (loss) income attributable to Horizon Global				$(36,560)				$80,750	$(117,310)
Net loss attributable to noncontrolling interest				(1,420)				(1,240)	(180)
Net (loss) income				$(37,980)				$79,510	$(117,490)
Interest expense				31,680				58,270	(26,590)
Income tax benefit				(1,580)				(10,820)	9,240
Depreciation and amortization				22,910				21,690	1,220
EBITDA	$34,030	$6,610	$(25,610)	$15,030	$(4,320)	$(3,370)	$156,340	$148,650	$(133,620)
Net loss attributable to noncontrolling interest	—	1,420	—	1,420	—	1,240	—	1,240	180
Loss (income) from discontinued operations, net of tax	—	—	500	500	—	—	(189,520)	(189,520)	190,020
Severance	530	(360)	20	190	(200)	1,330	2,050	3,180	(2,990)
Restructuring, relocation and related business disruption costs	1,700	170	740	2,610	9,500	(1,190)	3,990	12,300	(9,690)
Non-cash stock compensation	—	—	3,000	3,000	—	—	2,150	2,150	850
Loss (gain) on business divestitures and other assets	1,480	(180)	20	1,320	2,070	3,630	—	5,700	(4,380)
Board transition support	—	—	(170)	(170)	—	—	1,450	1,450	(1,620)
Product liability and litigation claims	—	1,510	—	1,510	820	1,760	—	2,580	(1,070)
Debt issuance costs	—	60	1,870	1,930	—	—	4,070	4,070	(2,140)
Unrealized foreign currency remeasurement costs	690	(550)	(1,070)	(930)	—	(180)	130	(50)	(880)
Other	—	—	—	—	560	(450)	(170)	(60)	60
Adjusted EBITDA	$38,430	$8,680	$(20,700)	$26,410	$8,430	$2,770	$(19,510)	$(8,310)	$34,720

Segment Information

The following table summarizes financial information for our operating segments for the three months ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Change
	2020	2019	$	%
	(unaudited, dollars in thousands)
Net Sales
Horizon Americas	$96,750	$72,050	$24,700	34.3%
Horizon Europe‑Africa	79,110	70,230	8,880	12.6%
Total	$175,860	$142,280	$33,580	23.6%
Gross Profit
Horizon Americas	$25,130	$9,560	$15,570	162.9%
Horizon Europe‑Africa	7,750	(1,490)	9,240	620.1%
Total	$32,880	$8,070	$24,810	307.4%
Operating Profit (Loss)
Horizon Americas	$8,620	$(16,150)	$24,770	153.4%
Horizon Europe‑Africa	(2,350)	(12,220)	9,870	80.8%
Corporate	(7,090)	(5,320)	(1,770)	(33.3)%
Total	$(820)	$(33,690)	$32,870	97.6%
Adjusted EBITDA
Horizon Americas	$10,890	$(5,570)	$16,460	295.5%
Horizon Europe-Africa	2,470	(5,930)	8,400	141.7%
Corporate	(6,040)	(5,000)	(1,040)	(20.8)%
Total	$7,320	$(16,500)	$23,820	144.4%

The following table summarizes financial information for our operating segments for the twelve months ended December 31, 2020 and 2019:

	Twelve Months Ended December 31,		Change
	2020	2019	$	%
	(unaudited, dollars in thousands)
Net Sales
Horizon Americas	$382,380	$372,720	$9,660	2.6%
Horizon Europe‑Africa	278,850	317,730	(38,880)	(12.2)%
Total	$661,230	$690,450	$(29,220)	(4.2)%
Gross Profit
Horizon Americas	$95,850	$71,640	$24,210	33.8%
Horizon Europe‑Africa	24,700	24,590	110	0.4%
Total	$120,550	$96,230	$24,320	25.3%
Operating Profit (Loss)
Horizon Americas	$27,950	$(10,390)	$38,340	369.0%
Horizon Europe‑Africa	(8,390)	(12,100)	3,710	30.7%
Corporate	(26,470)	(34,680)	8,210	23.7%
Total	$(6,910)	$(57,170)	$50,260	87.9%
Adjusted EBITDA
Horizon Americas	$38,430	$8,430	$30,000	355.9%
Horizon Europe-Africa	8,680	2,770	5,910	213.4%
Corporate	(20,700)	(19,510)	(1,190)	(6.1)%
Total	$26,410	$(8,310)	$34,720	417.8%

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three Months Ended December 31, 2020			Twelve Months Ended December 31, 2020
	Horizon Americas	Horizon Europe‑ Africa	Consolidated	Horizon Americas	Horizon Europe‑ Africa	Consolidated
Revenue growth as reported	34.3%	12.6%	23.6%	2.6%	(12.2)%	(4.2)%
Less: currency impact	(0.6)%	6.6%	18.5%	(0.4)%	1.8%	0.6%
Revenue growth at constant currency	34.9%	6.0%	5.1%	3.0%	(14.0)%	(4.8)%